EXHIBIT 99.1

Timberline Forecasts Increased Drilling Revenues

June 23, 2008 – Coeur d’Alene – Timberline Resources Corporation (AMEX:TLR) today provided an update of its drilling operations, including revenue forecasts for its third fiscal quarter, progress of its management transition, the anticipated elimination of its preferred shares, and the status of its proxy filing. Timberline’s contract drilling subsidiaries, Kettle Drilling, Inc. (“Kettle”) and World Wide Exploration, S.A. de C.V. (“World Wide”), specialize in underground core drilling services in support of active mining operations and advanced exploration projects.

Kettle and World Wide are expected to report gross revenues of approximately $6.1-million and $3.0-million, respectively, the highest ever quarterly total for each company. Combined year-to-date revenues are expected to reach approximately $24.0-million at quarter-end, and Timberline now expects its drilling operations to surpass the previously-stated 2008 revenue objective of $30-million by a comfortable margin.

The ongoing management transition at Kettle is proceeding successfully. Newly appointed President Martin Lanphere is leading an experienced operational team that includes Mark Church, Steve Elloway, and Paul Elloway. Timberline management is confident that Mr. Lanphere will leverage his previous experience in management and banking, along with his hands-on, active, team-oriented management style, to refocus Kettle on outstanding customer service and significantly improved bottom-line results.

The Company also announced that it is still on track to close a transaction that will eliminate all of the Company’s Series A Preferred shares by month-end. Additionally, the Company reported that on June 11, 2008 it filed an amended preliminary proxy along with responses to comments from the U.S. Securities and Exchange Commission (SEC) regarding the Company’s preliminary proxy. The proxy statement included proposals related to ordinary corporate affairs and to the acquisition of Small Mine Development (“SMD”). The Company expects a follow-up response from the SEC shortly. In the meantime, the Company is proceeding with the post-closing required audit of the SMD financial statements.

Timberline Resources Corporation has taken the complementary businesses of mining services and mineral exploration and combined them into a unique, forward-thinking investment vehicle that provides investors exposure to both the “picks and shovels” and “blue sky” aspects of the mining industry.

Timberline has contract drilling subsidiaries in the western United States and Mexico and an exploration division focused on high-potential, district-scale gold projects. With its anticipated acquisition of a premier American underground mine contractor, Small Mine Development, Timberline will strengthen its position as an emerging, vertically-integrated resource company. Timberline is listed on the American Stock Exchange and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “plan,” “intend” and “expect” and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

John Swallow, Chairman

Phone: 208.664.4859